UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

December 1, 2020

IRONWOOD PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34620	04-3404176

(State or other jurisdiction		(I.R.S. Employer
of incorporation)	(Commission File Number)	Identification Number)

100 Summer Street, Suite 2300
Boston, Massachusetts	02110

(Address of principal
executive offices)	(Zip code)

(617) 621-7722

(Registrant’s telephone number,

including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value	IRWD	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 1, 2020, the Board of Directors (the “Board”) of Ironwood Pharmaceuticals, Inc. (the “Company”) voted to increase the number of directors from ten to eleven and to appoint Jay P. Shepard as a Class II director, effective December 3, 2020 (the “Effective Date”).  Mr. Shepard’s term will expire at the Company’s 2021 annual meeting of stockholders. Mr. Shepard also has been appointed to the Audit Committee of the Board, effective on the Effective Date.

Consistent with the Company’s other non-employee directors, Mr. Shepard is expected to participate in the Company’s Non-employee Director Compensation Policy (the “Policy”). In connection with his appointment and pursuant to the Policy, on the Effective Date, Mr. Shepard received restricted stock awards of (i) 10,830 shares of the Company’s Class A common stock, which shares vest in full on the date immediately preceding the date of the 2021 annual meeting of the Company’s stockholders, and (ii) 24,727 shares of the Company’s Class A common stock, which shares vest in three equal installments on the first three anniversaries of the Effective Date, each restricted stock award being subject to Mr. Shepard’s continued service on the Board through the applicable vesting date. In addition, Mr. Shepard has entered into an indemnification agreement with the Company.

There is no arrangement or understanding between Mr. Shepard and any other person pursuant to which Mr. Shepard was selected as a director. Mr. Shepard is not, and has not been since January 1, 2019, a participant in any transaction involving the Company, and Mr. Shepard is not a participant in any proposed transaction with the Company, in each case, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The full text of the press release issued in connection with the announcement of Mr. Shepard’s appointment to the Board is attached as Exhibit 99.1 to this Current Report on Form 8-K.  The terms of the Policy and the indemnification agreement referenced above are described in the Company’s proxy statement filed with the Securities and Exchange Commission (the “SEC”) on April 21, 2020 in connection with the Company’s 2020 annual meeting of stockholders, such descriptions being incorporated herein by reference and qualified in their entirety by the full text of the Policy and the form of indemnification agreement, which were filed as Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on July 30, 2020 and Exhibit 10.12 to the Company’s Registration Statement on Form S-1 (as amended) filed with the SEC on December 23, 2009, respectively.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	Ironwood Pharmaceuticals, Inc. Press Release dated December 3, 2020
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ironwood Pharmaceuticals, Inc.

Dated: December 3, 2020	By:	/s/ Gina Consylman
Name: Gina Consylman
Title: Senior Vice President, Chief Financial Officer